SECOND AMENDMENT TO
DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 8, 2023, by and between North Square Investments Trust (n/k/a Exchange Place Advisors Trust) (“Fund Company”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of April 28, 2025 (the “Effective Date”).

WHEREAS, Fund Company and Foreside (“Parties”) desire to amend the Agreement to reflect the name change of the Fund Company; and

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	All references in the Agreement to the Fund Company name of North Square Investments Trust are hereby deleted in their entirety and replaced by the name of Exchange Place Advisors Trust.

3.	Exhibit A is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EXCHANGE PLACE ADVISORS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Ian Martin	By:	/s/ Teresa Cowan
	Ian Martin, President		Teresa Cowan, President

EXHIBIT A

Fund Names

North Square Select Small Cap Fund
North Square Altrinsic International Equity Fund
North Square Dynamic Small Cap Fund
North Square Kennedy MicroCap Fund
North Square McKee Bond Fund
North Square Multi Strategy Fund
North Square Preferred and Income Securities Fund
North Square Spectrum Alpha Fund
North Square Strategic Income Fund
North Square Tactical Defensive Fund
North Square Tactical Growth Fund
North Square Core Plus Bond Fund
North Square Small Cap Value Fund